                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 26, 2000 relating to the consolidated financial statements of MyPoints.com, Inc. (formerly Intellipost Corporation), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
--------------------------------------
PricewaterhouseCoopers LLP
San Francisco, California

February 3, 2000